EXHIBIT 21

                               ALLTEL Corporation
                         Subsidiaries of the Registrant


                                                                 State of
                                                              Incorporation
COMMUNICATIONS COMPANIES:

ALLTEL Alabama, Inc.                                           Alabama
ALLTEL Arkansas, Inc.                                          Arkansas
ALLTEL Carolina, Inc.                                          North Carolina
ALLTEL Florida, Inc.                                           Florida
ALLTEL Georgia, Inc.                                           Georgia
ALLTEL Georgia Communications Corp.                            Georgia
ALLTEL Kentucky, Inc.                                          Kentucky
ALLTEL Mississippi, Inc.                                       Mississippi
ALLTEL Missouri, Inc.                                          Missouri
ALLTEL New York, Inc.                                          New York
ALLTEL Ohio, Inc.                                              Ohio
ALLTEL Oklahoma, Inc.                                          Arkansas
ALLTEL Pennsylvania, Inc.                                      Pennsylvania
ALLTEL South Carolina, Inc.                                    South Carolina
Georgia ALLTEL Communicon Co.                                  Illinois
Georgia ALLTELCOM Co.                                          Indiana
Georgia ALLTEL Telecom Inc.                                    Michigan
Georgia Telephone Corporation                                  Georgia
Missouri Telephone Cellular Systems, Inc.                      Missouri
Oklahoma ALLTEL, Inc.                                          Oklahoma
Sugar Land Telephone Company                                   Texas
Texas ALLTEL, Inc.                                             Texas
The Western Reserve Telephone Company                          Ohio
ALLTEL Communications, Inc.                                    Delaware
ALLTEL Communications Group, Inc.                              Delaware
ALLTEL Communications Services Corporation                     Ohio
ALLTEL Mobile Communications, Inc.                             Delaware
ALLTEL Mobile Communications of the Carolinas, Inc.            North Carolina


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EXHIBIT 21
ALLTEL Corporation
Subsidiaries of the Registrant, continued

                                                                 Country or
                                                                  State of
                                                               Incorporation
OTHER COMPANIES:

ALLTEL Business Services, Inc.                                 Delaware
ALLTEL Corporate Services, Inc.                                Delaware
ALLTEL Distribution, Inc.                                      Delaware
ALLTEL Holding, Inc.                                           Delaware
ALLTEL International Holdings, Inc.                            Delaware
ALLTEL Mauritius Holdings, Inc.                                Delaware
ALLTEL Publishing Corporation                                  Ohio
ALLTEL Publishing Listing Management Corporation               Pennsylvania
ALLTEL Supply, Inc.                                            Ohio
ALLTEL Supply International, Inc.                              Ohio
CP National Corporation                                        California
Control Communications Industries, Inc.                        Delaware
Dynalex, Inc.                                                  California
FC Paramount, Inc.                                             Arkansas
Ocean Technology, Inc.                                         California
OTI International, Inc.                                        California
Sygnis, Inc.                                                   Arkansas
ALLTEL Information Services, Inc.                              Arkansas
ALLTEL Information Services International, Ltd.                Delaware
ALLTEL Information Services International Holdings, Inc.       Delaware
ALLTEL Information Services, Limited                           United Kingdom
ALLTEL Information Services Canada Limited                     Canada
ALLTEL Information Services (France) SARL                      France
ALLTEL Information Services (Germany) GmbH                     Germany
ALLTEL Information Services (Greece) S.A.                      Greece
ALLTEL Information Services (Hong Kong) Limited                Hong Kong
ALLTEL Information (Mauritius) Inc.                            Mauritius
ALLTEL Information Services (Netherlands) B.V.                 Amsterdam
ALLTEL Information Services (Thailand) Limited                 Thailand
ALLTEL International, Limited                                  Jamaica
ALLTEL International Resource Management, Inc.                 Delaware
ALLTEL Servicios de Informacion (Costa Rica) S.A.              Costa Rica
ALLTEL Wholesale Banking Solutions, Inc.                       New York
Computer Power, Inc.                                           Florida
Vertex Banking Systems, Limited                                United Kingdom


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